                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                            GLOBAL DEPOSITARY SHARES

                                       OF

                           PEPSI-GEMEX, S.A. DE C.V.

     As set forth in the U.S. Offer to Purchase, dated October 7, 2002 (the "U.S. Offer to Purchase") by PBG Grupo Embotellador Hispano-Mexicano, S.L. ("Embotellador HM"), a Spanish limited liability company and an indirect subsidiary of Bottling Group, LLC, the principal operating subsidiary of The Pepsi Bottling Group, Inc., a Delaware corporation, and in the accompanying GDS Letter of Transmittal and instructions thereto (the "GDS Letter of Transmittal", and together with the U.S. Offer to Purchase, the "U.S. Offer"), this form or one substantially equivalent hereto must be used to accept Embotellador HM's U.S. Offer to purchase for cash all outstanding Global Depositary Shares ("GDSs") of Pepsi-Gemex, S.A. de C.V., a variable stock corporation organized under the laws of Mexico ("Gemex"), if (i) Global Depositary Receipts ("GDRs") evidencing GDSs to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the GDS Letter of Transmittal, GDRs or other required documents to reach the U.S. Receiving Agent prior 5:00 p.m. New York City time on November 5, 2002 (4:00 p.m., Mexico City time) or prior to the end of any applicable extension period for the U.S. Offer (the "Expiration Date"), or (iii) the procedure for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by one of the institutions identified by Instruction 2 of the GDS Letter of Transmittal as an Eligible Guarantor Institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the U.S. Receiving Agent as set forth below. All capitalized terms not defined herein are defined in the U.S. Offer.

 THIS U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME(4:00 P.M., MEXICO CITY TIME), ON NOVEMBER 5, 2002 UNLESS THIS U.S. OFFER IS
                                   EXTENDED.

                           TO: THE BANK OF NEW YORK,
                              U.S. RECEIVING AGENT

          By Mail:                 By Facsimile Transmission          By Hand or Overnight
                               (for Eligible Institutions Only):            Courier:
    The Bank of New York
Tender & Exchange Department            (212) 815-6433                The Bank of New York
       P.O. Box 11248                                             Tender & Exchange Department
    Church Street Station            Confirm by Telephone:             101 Barclay Street
New York, New York 10286-1248                                      Receive and Deliver Window
                                        (212) 815-6212                    Street Level
                                                                    New York, New York 10286

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA TELEGRAM, TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the GDS Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the GDS Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Embotellador HM, upon the terms and subject to the conditions set forth in the U.S. Offer, receipt of which is hereby acknowledged, the aggregate number of GDSs set forth below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase.

     The undersigned agrees that tenders of GDSs pursuant to the U.S. Offer may be withdrawn any time prior to the Expiration Date as provided in the U.S. Offer to Purchase.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.


Signatory: ---------------------------------------------  --------------------------------------------------------
--------------------------------------------------------  --------------------------------------------------------
--------------------------------------------------------  --------------------------------------------------------
                                                          Address: -----------------------------------------------
Number of GDSs Tendered:                                  --------------------------------------------------------
--------------------------------------------------------  Area Code and Telephone No.: -----------------------
No(s). of GDSs (if available):                            If GDSs will be delivered by book-entry transfer at The
--------------------------------------------------------  Depository Trust Company, provide account number.
--------------------------------------------------------  Depository Account No.: -----------------------------
Date: --------------------------------------------------

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of GDSs exactly as its (their) name(s) appear on GDRs or on a security position listing as the owner of GDSs or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):        ------------------------------------------------------------
                ------------------------------------------------------------
Capacity:       ------------------------------------------------------------
                ------------------------------------------------------------
Address(es):    ------------------------------------------------------------
                ------------------------------------------------------------

     Do not send GDRs with this form. GDRs should be sent to the U.S. Receiving Agent together with a properly completed and duly executed GDS Letter of Transmittal.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, an Eligible Guarantor Institution, hereby (a) represents that each holder of GDSs on whose behalf this tender is being made "own(s)" the GDSs covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of GDSs complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed GDS Letter of Transmittal (or a facsimile thereof), the GDRs for all physically tendered GDSs, in proper form for transfer, or a book-entry confirmation of transfer of such GDSs into the U.S. Receiving Agent's account at The Depository Trust Company, including the agent's message instead of a GDS Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the GDS Letter of Transmittal, will be deposited by the undersigned with the U.S. Receiving Agent.

THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE GDS LETTER OF TRANSMITTAL AND THE GDRS FOR ALL GDSS TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE INSTEAD OF A LETTER OF TRANSMITTAL, TO THE U.S. RECEIVING AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:
  -----------------------------------------
                                                   -----------------------------------------------
                                                   AUTHORIZED SIGNATURE
Address:                                           Name:
-----------------------------------------------    -----------------------------------------------
                                                   Title:
-----------------------------------------------    -----------------------------------------------
                                                   Date:
-----------------------------------------------    -----------------------------------------------

Area Code and
Telephone Number:
  ------------------------------------

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